UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010 (April 22, 2010)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

3801 Old Greenwood Road
Fort Smith, Arkansas	72903
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (479) 785-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On April 22, 2010, the annual meeting of stockholders of Arkansas Best Corporation (the “Company”) was held, at which meeting, four proposals were passed by stockholders.
Matters voted on by stockholders included the following:
•	(i) the election of directors to the Company’s Board of Directors until the 2011 annual stockholders’ meeting;

•	(ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

•	(iii) approval of (1) an amendment to the Executive Officer Annual Incentive Compensation Plan, which among other things, alters the individual Section 162(m) limits, required by the Internal Revenue Code, and (2) the material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

•	(iv) approval of (1) an amendment to the 2005 Ownership Incentive Plan, which, among other things, increases the number of shares subject to the plan, and (2) the material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.
The results of the stockholders’ votes are reported below.
     (i) The following directors were elected by the indicated vote:

Directors	Votes For	Votes Withheld	Broker Non-Votes
John W. Alden	21,609,062	351,186	1,032,093
Frank Edelstein	21,283,738	676,510	1,032,093
Robert A. Young III	21,371,409	588,839	1,032,093
     (ii)Ratification of the appointment of Ernst & Young LLP:

Votes for	21,093,212
Votes Against	1,880,587
Votes Abstained	18,542
Broker Non-Votes	0
     (iii)Approval of (1) an amendment to the Executive Officer Annual Incentive Compensation Plan and material plan terms:

Votes for	21,397,713
Votes Against	533,313
Votes Abstained	29,222
Broker Non-Votes	1,032,093

     (iv)Approval of (1) an amendment to the 2005 Ownership Incentive Plan and material Plan terms:

Votes for	18,584,427
Votes Against	3,344,996
Votes Abstained	30,825
Broker Non-Votes	1,032,093

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: April 27, 2010	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary